UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): January 23, 2012

Travelzoo Inc.
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(Exact Name of Registrant as Specified in its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor New York, New York ---------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(212) 484-4900
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2012, the Company entered into nonqualified stock option agreements with Glen Ceremony and Shirley Tafoya, dated January 23, 2012, under which they will each receive options to purchase 50,000 shares of the Company’s common stock. Twenty-five percent of the options will vest each year over a four-year period beginning on January 23, 2013. The options expire January 23, 2022.  The grant of these options was approved by the Board of Directors on January 23, 2012.

The options are not transferable other than by will or the laws of descent and distribution. If Mr. Ceremony’s or Ms. Tafoya’s employment with the Company is terminated, including in the event of his or her death or disability, any portion of the options which is not then exercisable will immediately terminate. Any portion of the options which is then exercisable on the date of termination of employment will continue to be exercisable for a period of three (3) months following such termination, but in no event after January 23, 2022.

The information set forth above relating to the option agreements is qualified in its entirety by reference to the full text of the option agreements, which are filed as exhibits to this Report and are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

                (d)           Exhibits.  See Exhibit Index.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date: March 30, 2012	By:	/s/ Glen Cermony
Glen Ceremony Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Nonqualified Stock Option Agreement, dated January 23, 2012, between Travelzoo Inc. and Glen Ceremony.
10.2	Nonqualified Stock Option Agreement, dated January 23, 2012, between Travelzoo Inc. and Shirley Tafoya.